SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

__________________________________________________________________________

Date of report (Date of earliest event reported): December 14, 2009

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously announced in its December 9, 2009 press release, on December 9, 2009, the Board of Directors of USA Technologies, Inc. (the “Company”) postponed the date of the Company’s annual meeting of shareholders (“Annual Meeting”) from December 15, 2009 to June 15, 2010.

On Monday, December 14, 2009, Bradley M. Tirpak and Craig W. Thomas, the members of Shareholder Advocates for Value Enhancement (the “Dissidents”), filed a Motion for a Temporary Restraining Order  and a Complaint in The United States District Court for the Eastern District of Pennsylvania naming as defendants the Company and its directors. The action is entitled Bradley M. Tirpak and Craig W. Thomas d/b/a Shareholder Advocates For Value Enhancement vs. USA Technologies, Inc., et al., Civil Action No. 09-5920.

As previously reported, the Dissidents have solicited proxies in connection with the Annual Meeting to attempt to elect three of their nominees as directors in opposition to three of the director nominees of the Company. The Dissidents’ legal action seeks, among other things, to have the Company’s postponement of the Annual Meeting declared null and void, to have the Annual Meeting convened as soon as practicable with a record date of September 30, 2009 (the record date for the Annual Meeting originally scheduled for December 15, 2009), to have the votes accepted and certified at such convened Annual Meeting and to recover the costs of their proxy solicitation, including their attorneys’ fees.

On Monday December 14, 2009, following the filing by the Dissidents of the legal action, the parties entered into a stipulation pursuant to which the Company convened the Annual Meeting on December 15, 2009, an independent third-party inspector of elections received and tallied proxies and votes, and the Company then adjourned the Annual Meeting to an unspecified future date. Also pursuant to this stipulation, the parties agreed to hold the results of the tally confidential.

On December 17, 2009, an Order was entered by the Court denying the Dissidents’ Motion for a Temporary Restraining Order due to the stipulation that had been entered into by the parties.

On December 17, 2009, pursuant to the stipulation entered into by the parties, an additional Order was entered by the Court  which  provided, among other things, that a hearing on the Dissidents’ Motion for a Preliminary Injunction would be held on February 8, 2010, and set forth the schedule for pleadings and discovery. The Order also provided as follows:

1.           The adjournment of the Annual Meeting complies with Pennsylvania law.

2.           The independent third-party inspector of election has received and tallied the proxies and the ballots, and the results of the tally will be provided to the parties immediately.

3.           The results of the tally will be confidential and not publicly disclosed to any person or entity other than the Court and the parties’ professional advisers.

4.           If the Motion for a Preliminary Injunction is granted, the September 30, 2009 record date shall remain the official record date; and, if necessary, the previously adjourned Annual Meeting will be reconvened as directed by the Court, using such record date.

5.           If the Motion for a Preliminary Injunction is granted, the Company may contend that the December 15, 2009 Annual Meeting must be reconvened, and the Dissidents may contend that it need not be reconvened.

6.           If the Motion for a Preliminary Injunction is denied, the Company will set an appropriate record date that is consistent with the June 15, 2010 meeting date recently noticed by  the Company’s Board of Directors.

The Company intends to file an answer to the Dissidents’ complaint on December 18, 2009, as well as certain counterclaims against Messrs. Tirpak and Thomas for violations of the federal securities laws.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: December 18, 2009	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer